EXHIBIT 99.1

Affirmative Insurance Holdings Reports Third Quarter 2009 Financial Results

ADDISON, Texas, Nov. 6, 2009 (GLOBE NEWSWIRE) -- Affirmative Insurance Holdings, Inc. (Nasdaq:AFFM), a leading distributor and producer of non-standard personal automobile insurance policies, today reported consolidated financial results for the three months ended September 30, 2009.

For the third quarter of 2009

 * Total gross premiums written for the three months ended September
   30, 2009 increased $2.0 million to $91.4 million, or 2.2%, compared with the third quarter of 2008, primarily due to the expansion of independent agency relationships.

 * Total revenues increased to $111.5 million, a 2.4% increase over the $108.9 million in the same period of the prior year.

 * Net premiums earned increased by $1.1 million, or 1.2%, to $88.6 million for the three months ended September 30, 2009.

 * Commission income and fees for the three months ended September
   30, 2009 increased $1.6 million, or 8.6%, compared with the same period a year ago. Results were positively impacted by increases in premium finance revenue and commissions and fees generated from third-party products. These increases were partially offset by the reduction in policyholder fees.

 * Net investment income decreased by $0.6 million, or 18.7%, to
   $2.4 million for the three months ended September 30, 2009, compared with the third quarter of 2008. The average investment yield was 2.5% (3.9% on a taxable equivalent basis) in the third quarter of 2009, compared with 3.1% (4.8% on taxable equivalent basis) in the third quarter of 2008.

 * Losses and loss adjustment expenses for the three months ended
   September 30, 2009 decreased $0.3 million, or 0.4%, to 79.4% of net earned premium (the loss ratio), compared with a loss ratio of 80.6% in the third quarter of 2008. The decline was primarily due to hurricane losses and prior period adverse development in
   2008. Excluding these items, the loss ratio for the current quarter increased to 79.4% from 75.5%, primarily due to increased frequency in our Florida and Texas businesses.

 * Selling, general and administrative expenses increased $0.3 million, or 0.9%, to $38.1 million, compared with $37.8 million in the third quarter of 2008. This increase was due to a
   reduction in ceding commission income of $2.5 million due to the termination of the quota share agreement for Louisiana and
   Alabama business and contingent commission expense of $1.0 million. These increases were partially offset by recently initiated cost reduction initiatives.

 * Total interest expense was $6.4 million, compared with $4.3 million in the same period of the prior year. The increase was due to $2.0 million of loan discount amortization and a higher interest rate as a result of the senior secured credit facility modification in March 2009.

 * Loss from continuing operations for the three months ended
   September 30, 2009 was $3.4 million compared with a loss of $3.5 million for the three months ended September 30, 2008. The net loss for the quarter was $3.4 million compared with a net loss of
   $6.6 million in the third quarter of 2008.

 * Total debt outstanding as of September 30, 2009 of $187.0 million decreased 12.4% compared to $213.6 million as of December 31,
   2008.

About Affirmative

Affirmative Insurance Holdings, Inc. is a distributor and producer of non-standard personal automobile insurance policies and related products and services for individual consumers in targeted geographic markets. Non-standard personal automobile insurance policies provide coverage to drivers who find it difficult to obtain insurance from standard automobile insurance companies due to their lack of prior insurance, age, driving record, limited financial resources or other factors. Non-standard personal automobile insurance policies generally require higher premiums than standard automobile insurance policies.

The Affirmative Insurance Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3443

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by, among other things, the use of forward-looking terms such as "likely," "typically," "may," "intends," "expects," "believes," "anticipates," "estimates," "projects," "targets," "forecasts," "seeks," "potential," or "attempts" or the negative of such terms or other variations on such terms or comparable terminology. By their nature, these statements are subject to risks, uncertainties and other factors, which could cause actual future results to differ materially from those results expressed or implied by such forward-looking statements.

Do not unduly rely on forward-looking statements. They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and, except as required by law, the Company does not intend to update them to reflect changes that occur after that date. For a discussion of factors that may cause actual results to differ from expectations, refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent quarterly reports on Form 10-Q. Any factor described in this press release or in any document referred to in this press release could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

         AFFIRMATIVE INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                 (in thousands, except per share data)

                              Three Months Ended    Nine Months Ended
                                 September 30,         September 30,
                            --------------------  --------------------
                               2009      2008        2009       2008
                            ---------  ---------  ---------  ---------
                                            (Unaudited)

  Revenues
 Net premiums earned        $  88,561  $  87,511  $ 276,006  $ 275,902
 Commission income and fees    20,024     18,446     60,474     58,646
 Net investment income          2,399      2,952      7,284     10,982
 Net realized gains
  (losses)                         17        (52)       604         55
 Other income                     512         --      1,049         --
                            ---------  ---------  ---------  ---------
 Total revenues               111,513    108,857    345,417    345,585
                            ---------  ---------  ---------  ---------

 Expenses
 Losses and loss adjustment
  expenses                     70,293     70,576    221,860    212,154
 Selling, general and
  administrative expenses      38,092     37,758    117,728    107,762
 Depreciation and
  amortization                  2,341      2,836      7,131      7,556
                            ---------  ---------  ---------  ---------
 Total expenses               110,726    111,170    346,719    327,472
                            ---------  ---------  ---------  ---------

 Operating income (loss)          787     (2,313)    (1,302)    18,113

 Gain on extinguishment of
  debt                             --         --     19,434         --
 Loss on interest rate
  swaps                           926         --      5,872         --
 Interest expense               6,425      4,305     17,143     14,136
 Other intangible assets
  impairment                       --        212         --        212
                            ---------  ---------  ---------  ---------
 Income (loss) from
  continuing operations
  before income tax expense    (6,564)    (6,830)    (4,883)     3,765
 Income tax benefit            (3,172)    (3,380)    (4,634)      (681)
                            ---------  ---------  ---------  ---------

 Income (loss) from
  continuing operations        (3,392)    (3,450)      (249)     4,446

 Discontinued operations
 Loss from operations
  (including loss on
  disposal of $961)               (47)      (678)    (1,835)    (1,969)
 Other intangible assets
  impairment                       --     (4,397)        --     (4,397)
 Income tax benefit               (17)    (1,908)      (479)    (2,272)
                            ---------  ---------  ---------  ---------
 Loss from discontinued
  operations                      (30)    (3,167)    (1,356)    (4,094)
                            ---------  ---------  ---------  ---------
 Net income (loss)          $  (3,422) $  (6,617) $  (1,605) $     352
                            =========  =========  =========  =========

 Basic income (loss) per
  common share:
 Continuing operations      $   (0.22) $   (0.22) $   (0.01) $    0.29
 Discontinued operations        (0.00)     (0.21)     (0.09)     (0.27)
                            ---------  ---------  ---------  ---------
 Net income (loss)          $   (0.22) $   (0.43) $   (0.10) $    0.02
                            =========  =========  =========  =========
 Diluted income (loss) per
  common share:
 Continuing operations      $   (0.22) $   (0.22) $   (0.01) $    0.29
 Discontinued operations        (0.00)     (0.21)     (0.09)     (0.27)
                            ---------  ---------  ---------  ---------
 Net income (loss)          $   (0.22) $   (0.43) $   (0.10) $    0.02
                            =========  =========  =========  =========
 Weighted average common
  shares outstanding:
 Basic                         15,415     15,415     15,415     15,415
                            =========  =========  =========  =========
 Diluted                       15,415     15,415     15,415     15,415
                            =========  =========  =========  =========
 Dividends declared per
  common share              $      --  $    0.02  $      --  $    0.06
                            =========  =========  =========  =========

CONTACT:  Affirmative Insurance Holdings, Inc.
          Michael J. McClure, Chief Financial Officer
          (630) 560-7205